UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On July 24, 2008, the Company issued a press release announcing its results of operations for the fiscal quarter ended June 30, 2008.

The text of a press release issued by the Company is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events

On July 22, 2008, the Company’s Board of Directors authorized a three million share increase in the number of shares of Company common stock that the Company is authorized to repurchase.  The Company has already repurchased 3.7 million shares.  As a result of this increase, the Company may repurchase up to 4.3 million additional shares.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description

	99.1	Press release of the Company dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Dated: July 24, 2008	By:	/s/ James Weber
	Name:	James Weber
	Title:	Chief Financial Officer and Vice President